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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 24, 2005

                        PACIFICHEALTH LABORATORIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              000-23495                              22-3367588
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      (Commission File Number)            (IRS Employer Identification No.)

       100 Matawan Road,  Suite 420 Matawan, NJ              07747-3913
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       (Address of Principal Executive Offices)              (Zip Code)

                                 (732) 739-2900
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              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
                FISCAL YEAR

On January 24, 2005, PHLI filed a Certificate of Designations (the "Certificate") creating the Series A Convertible Preferred Stock. The Certificate was effective as of the date filed. The Certificate was authorized by vote of the Board of Directors, pursuant to the power contained in PHLI's Certificate of Incorporation permitting the Board of Directors to authorize one or more series of preferred stock and fix the powers, designations, preferences and relative, participating, optional and other rights of such series.

Cumulative annual dividends will accrue at the rate of $.022 on each share of Series A Preferred outstanding. PHLI is not required to pay accrued dividends except in connection with liquidation, merger or sale of the PHLI and certain other events. However, no dividends may be paid on common stock unless all accrued Series A Preferred dividends have been paid. The Series A Preferred holders are also entitled to participate in any dividends paid to the holders of common stock on an as-converted basis.

In the event of a liquidation of PHLI, sale of substantially all of its assets, and certain mergers and consolidations involving PHLI, the holders of the Series A Preferred are entitled to be paid an amount equal to the greater of

        o The original purchase price for the Series A Preferred Stock plus accrued dividends or
        o The amount they would have received as holders of the number of shares of commons stock into which the Series A Preferred shares are then convertible.

Subject to certain adjustments, each share of Series A Convertible Preferred Stock is convertible at the option of the holder into 10 shares of Common Stock. The number of shares of common stock issuable upon conversion of the Series A Preferred will increase, pursuant to a weighted average formula set forth in the Certificate, in the event PHLI issues common stock at a price below $1.10 per share, with certain exceptions.

The Certificate also provides that the consent of the holders of at least 66% of the Series A Convertible Preferred Stock is required for PHLI to take certain actions including

        o       liquidation or dissolution

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        o       merge or consolidate, or sell substantially all of its assets, unless the transaction would result in a certain rate of return for the holders of Series A Preferred stock.
        o amendments to the certificate of incorporation or bylaws that would be adverse to the Series A Preferred Stock
        o creation of a class or series of stock senior to or on par with the Series A Preferred
        o       pay cash dividends on common stock
        o       incur certain types of debt in excess of $750,000.

The Company filed the Certificate in contemplation of proposed financing transactions, but does not have a binding agreement as to an any financing.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

Exhibit No.     Description of Exhibit
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3.1             Certificate of Designation for Series A Convertible Preferred
                Stock


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFICHEALTH LABORATORIES, INC.

Dated: January 28, 2005                 By:   /s/ Stephen P. Kuchen
                                              ---------------------
                                              Stephen P. Kuchen
                                              Chief Financial Officer